EXHIBIT 10

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

         THE AGREEMENT is made and entered into as of this 9th day of October, 2001 by and between NOSTALGIA MOTORCARS, INC., hereinafter referred to as "Client", with its principal place of business at 4502 E. Karen, Dr., Phoenix, AZ 85032, and Warren J. Soloski, with his place of business at 11300 West OLympic Blvd., Suite 800, Los Angeles, CA 90064, hereinafter referred to as "Consultant".

                                    RECITALS

         A.  WHEREAS, Client is a development stage company; and

         B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses a high level of experience in the legal areas of merger structure; and

         C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company; and

         D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

         1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions and compliance matters. Without limiting generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.


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         2. Duties Expressly  Excluded.  This Agreement  expressly  excludes the
Consultant from providing any and all capital formation and/or public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

         3. Consideration. Client and Consultant agree that Consultant receive from the Client a fee Two Hundred Thousand, (200,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

         4. Term. This Agreement shall be effective for a term of six (6) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

         5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement form the Company unless such expenses are pre-approved by the Company.

         6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

         7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

         8. Representations. The Consultant makes the following representations:

                  a. Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

                  b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

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                  c.   Consultant  is   not  currently   the   subject   of   an
investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

                  d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

                  e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

                  f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secretes to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and:

                  g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs,

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         9. The Company makes the following representations:

                  a.  The   Company   is  not  currently  the   subject   of  an
investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

                  b.  The   Company  is   in   good  standing  in  its  state of
incorporation;

                  c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

         10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

         11. Waiver. No waiver of nay of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing wavier. No waiver shall be binding unless executed in writing by the party making the waiver.

         12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                           Company:
                           NOSTALGIA MOTORCARS, INC.
                           4502 E. Karen Dr.
                           Phoenix, AZ  85032
                           Attn: Brad Randolph

                           Consultant:
                           Warren J. Soloski
                           11300 West Olympic Blvd., Suite 800
                           Los Angeles, CA 90064X8
                           Attn: Warren J. Soloski

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

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         14.  Severability.  Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

         15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws.

         16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

         18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

         19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

         20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly execute this Agreement as of the date first written above.

NOSTALGIA MOTORCARS, INC.

By:     /s/ Brad Randolph
    ---------------------------
    Brad Randolph its President


Warren J. Soloski

By:   /s/ Warren J. Soloski
     ----------------------
     Warren J. Soloski


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